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                          ACCOUNTANTS' CONSENT


The Board of Directors
Duckwall-ALCO Stores, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                       KPMG Peat Marwick LLP

Wichita, Kansas
September 16, 1996